Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159855 on Form S-8 of our report dated June 25, 2015, relating to the financial statements and supplemental schedule of Idaho Power Company Employee Savings Plan appearing in this Annual Report on Form 11-K as of and for the year ended December 31, 2014.

/s/ EIDE BAILLY LLP

Mankato, Minnesota
June 25, 2015